Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 25, 2013, relating to the statement of financial condition as of December 31, 2012 and 2011 of United States Commodity Funds LLC and Subsidiaries, included in the Form 10-K of United States Diesel-Heating Oil Fund, LP and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP
Greenwood Village, Colorado
April 10, 2013